                                                                     Exhibit 99

[HONEYWELL LETTERHEAD]

News Release

Contact:
Media                                                                  Investors
Rich Silverman                                                     Dan Gallagher
973-455-4732                                                        973-455-2222
richard.silverman@honeywell.com                       an.gallagher@honeywell.com

HONEYWELL'S SECOND-QUARTER EARNINGS PER SHARE
37 CENTS; CASH FROM OPERATIONS $553 MILLION
o  Revenues of $5.7 billion, up 2% vs. 2002
o  Free cash flow of $382 million equals 120% of net income
o  More than $1.3 billion in new Aerospace contracts announced at Paris Air Show
o  Continued progress on Specialty Materials portfolio

         MORRIS TOWNSHIP, N.J., July 17, 2003 -- Honeywell (NYSE: HON) today announced second-quarter earnings per share of 37 cents, in line with prior earnings guidance. The results are 19 cents below the same period last year, due to nine cents worth of higher pension expense, including the effect of dilution from the prior year's contribution of shares to the company's pension plans; four cents from lower sales in higher margin businesses; and four cents from increased product development and other expenses. Revenues of $5.7 billion were up 2% from the previous year, driven by 4% of foreign currency translation. Free cash flow of $382 million includes the impact of a $170 million voluntary pension contribution.

         "The results for the second quarter represent solid performance for Honeywell with good revenues, earnings and cash flow in a difficult economic environment," said Honeywell Chairman and Chief Executive Officer Dave Cote. "We continue to be focused on executing key strategies, improving customer service, reducing cycle times and investing to support our growth initiatives. The results from the quarter reflect the determination of our management team and the efforts of Honeywell employees worldwide."

         Segment profit margins were 8.8%, compared with 12.2% in the same period last year. The increase in pension costs accounted for 1.5 percentage points of the change with the remainder primarily due to declines in commercial aerospace and increased product development and administrative expenses. Free cash flow equaled 120% of net income with working capital contributing approximately $100 million in the quarter after adjusting for the non-cash impact of foreign currency translation. Cash and cash equivalents reached $2.6 billion, resulting in net debt of $2.8 billion, or 22% of net capital.

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
2-results

         "The second quarter also featured significant progress in each of our businesses," Mr. Cote said. "In addition to the $1.3 billion in new contracts announced at the Paris Air Show, Honeywell's Aerospace business received an order for Primus Epic integrated cockpits for 85 to 135 new Embraer regional jets purchased by US Airways. In another highlight, Primus Epic obtained its first government approval as part of the Bell/Agusta AB139 helicopter's certification in Italy.

         "During the quarter in our Automation and Control Solutions business
(ACS), cumulative orders climbed above $240 million for the Experion PKS'TM' process control system. Our turbocharger business had its fourth consecutive quarter of double-digit revenue growth, exhibiting strength in all geographic regions. And, we took an important step in the reorganization of our Specialty Materials business by completing transactions with BASF.

         "We also named a highly regarded financial professional to be our new Chief Financial Officer. Dave Anderson's credibility and experience in global corporate finance will help Honeywell chart its course for the future."

                            *    *    *    *    *

Second-Quarter Segment Highlights

Aerospace

o Revenues were down 2% compared with the second quarter of 2002, primarily as a result of commercial aerospace.

o Segment margins were 10.4%, down from 16.5%, due to lower sales of commercial original equipment and higher-margin commercial spare parts, as well as higher pension costs.

o The company announced more than $1.3 billion in new orders at the Paris Air Show, including contract wins to supply avionics, auxiliary power units, and wing anti-ice valves on easyJet's 120 Airbus A319 aircraft; Primus Epic integrated cockpits for 100 to 200 new Embraer regional aircraft purchased by JetBlue; avionics for the F-35 Joint Strike Fighter; pneumatics for General Electric's GP7200 engine for the Airbus A380 as well as engine accessories and valves for GE engines that power the U.S. Air Force C5 transport; and weather radar for the U.S. Air Force's fleet of C-17 "Globemaster" transport aircraft.

o The Federal Aviation Administration selected the company to provide development, manufacturing, airport installation, training and support for the new satellite-based precision approach and landing system known as the Local Area Augmentation System, a program with a lifetime value that, with the exercise of contract options, could exceed $350 million.


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



3-results

Automation and Control Solutions

o Revenues were up 4% compared with the second quarter of 2002, due mostly to acquisitions and favorable foreign currency translation.

o Segment margins were 9.6%, compared with 12.5% in the second quarter of 2002, driven by increased pension costs, a decline in higher margin sales in ACS' service business and increased research and development and other expenses.

o ACS' service business announced a new contract to supply and install advanced fire detection and life safety systems at the Dallas/Fort Worth International Airport - the latest in a series of integrated offerings to airport authorities worldwide.

o Frost & Sullivan, a global leader in market research, named ACS the 2003 Industrial Controls Solutions Company of the Year, attributing the success to products such as the Experion PKS'TM' process control system that automates, controls and monitors manufacturing operations.

Transportation Systems

o Revenues increased 15% year-over-year driven by continued strong growth in turbochargers and favorable foreign currency translation.

o Turbocharger sales continued to be strong in all regions as Europe increased 34%, North America increased 30% and Asia increased 17%.

o Segment margins were 12.1%, compared with 12.9% a year ago, primarily reflecting increased pension costs and new product development and introduction expenses.

o The company announced a $29.1 million agreement with BorgWarner to extend the current license agreement on Honeywell's innovative variable geometric turbocharger technology in order to avoid any disruptions to automotive customers, bringing the aggregate settlement agreement to $54.1 million.

Specialty Materials

o Revenues were down 5%, compared with the second quarter of 2002, due largely to the disposition of Advanced Circuits and Pharmaceutical Fine Chemicals.

o Segment margins of 3.4% were down slightly from the prior year as the benefits of cost actions and divestitures of non-core businesses partially offset lower prices and higher pension and raw material costs.

o The group completed two transactions with BASF in which Honeywell sold its engineering plastics business to BASF in exchange for BASF's nylon fiber business and $90 million in cash.

o Complementing Honeywell's already strong position in barrier technologies, the company completed its acquisition of Kolon Industries Inc.'s biaxally oriented nylon films facility in Dangjin, South Korea.

o Specialty Materials announced an agreement to sell its Metglas Solutions business to Hitachi Metals, Ltd.


                              *    *    *    *    *


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


4-results

         During the quarter, Honeywell also recognized an after-tax gain of $15 million on the settlement of a patent-infringement lawsuit, an after-tax gain of $9 million related to the sale of non-strategic businesses and recorded an after-tax liability of $21 million primarily related to environmental litigation. The company also purchased the assets under leases qualifying as variable interest entities resulting in the assumption of $268 million of debt.

         Honeywell will discuss its results during its investor webcast at 8:30am ET today. The webcast and related presentation materials will be available at www.honeywell.com/investor.

                              *    *    *    *    *

         Honeywell is a $22 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; automotive products; specialty chemicals; fibers; and electronic and advanced materials. Based in Morris Township, N.J., Honeywell is one of 30 stocks that make up the Dow Jones Industrial Average and is a component of the Standard & Poor's 500 Index. Its shares are traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific Stock Exchanges. For more about Honeywell, visit www.honeywell.com.

--------------------------------------------------------------------------------
This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.
--------------------------------------------------------------------------------

                                   #    #    #

5-results

                          Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)

                                                                     Three Months Ended June 30,
                                                                     ---------------------------
                                                                      2003               2002
                                                                     -------           -------
Net sales                                                            $5,749            $5,651
                                                                     -------           -------
Costs, expenses and other
    Cost of goods sold                                                4,514 (A)         4,431 (D)
    Selling, general and administrative expenses                        762 (A)           660
    (Gain) loss on sale of non-strategic businesses                     (31)(B)           166 (E)
    Equity in (income) loss of affiliated companies                      (6)               (3)(D)
    Other (income) expense                                              (24)(C)            (6)
    Interest and other financial charges                                 87                88
                                                                     -------           -------
                                                                      5,302             5,336
                                                                     -------           -------
Income before taxes                                                     447               315
Tax expense (benefit)                                                   128              (144)
                                                                     -------           -------
Net income                                                           $  319            $  459
                                                                     =======           =======
Earnings per share of common stock - basic                           $ 0.37            $ 0.56
                                                                     =======           =======
Earnings per share of common stock - assuming dilution               $ 0.37            $ 0.56
                                                                     =======           =======
Weighted average number of shares outstanding-basic                     860               819
                                                                     =======           =======
Weighted average number of shares outstanding -
    assuming dilution                                                   861               823
                                                                     =======           =======


(A) Cost of goods sold and selling, general and administrative expenses include provisions of $29 and $5 million, respectively, for legacy environmental matters deemed probable and reasonably estimable in the second quarter of 2003 and net repositioning and other charges. Total net pretax charges were $34 million (after-tax $21 million, or $0.03 per share).

(B) Represents the pretax gain on the sale of our Engineering Plastics business including the tax benefits associated with prior capital losses (after-tax $9 million, or $0.01 per share).

(C) Includes a gain of $20 million (after-tax $15 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.

(D) Cost of goods sold includes a provision of $127 million for net repositioning and other charges. Equity in (income) loss of affiliated companies includes a charge of $10 million for severance actions by an investee. Total net pretax charges were $137 million (after-tax $93 million, or $0.11 per share).

(E) Represents the pretax loss on the disposition of our Pharmaceutical Fine Chemicals and Automation and Control's Consumer Products businesses (after-tax gain $98 million, or $0.12 per share). The after-tax gain is due to the higher deductible tax basis than book basis in the shares sold.


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

6-results

                          Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)


                                                                                Six Months Ended June 30,
                                                                               --------------------------
                                                                                 2003               2002
                                                                                -------           -------
Net sales                                                                      $11,148            $10,850
                                                                               -------            -------
Costs, expenses and other
    Cost of goods sold                                                           8,754 (A)          8,504 (E)
    Selling, general and administrative expenses                                 1,465 (A)          1,277 (E)
    (Gain) loss on sale of non-strategic businesses                                (31)(B)             41 (F)
    Business impairment charges                                                    -                   43 (E)
    Equity in (income) loss of affiliated companies                                 (4)               (10)(E)
    Other (income) expense                                                         (27)(C)            (22)
    Interest and other financial charges                                           171                175
                                                                                -------           --------
                                                                                10,328             10,008
                                                                                -------           --------
Income before taxes and cumulative effect of accounting change                     820                842
Tax expense                                                                        227                  7
                                                                                -------           --------
Income before cumulative effect of accounting change                               593                835
Cumulative effect of accounting change                                             (20)(D)            -
                                                                                -------           --------
Net income                                                                      $  573            $   835
                                                                                =======           ========
Earnings per share of common stock - basic:
    Income before cumulative effect of accounting change                        $ 0.69            $  1.02
    Cumulative effect of accounting change                                       (0.02)(D)            -
                                                                                -------           --------
    Net income                                                                  $ 0.67            $  1.02
                                                                                =======           ========
Earnings per share of common stock - assuming dilution:
    Income before cumulative effect of accounting change                        $ 0.69            $  1.02
    Cumulative effect of accounting change                                       (0.02)(D)            -
                                                                                -------           --------
    Net income                                                                  $ 0.67            $  1.02
                                                                                =======           ========
Weighted average number of shares outstanding-basic                                858                818
                                                                                =======           ========
Weighted average number of shares outstanding -
    assuming dilution                                                              859                822
                                                                                =======           ========


(A) Cost of goods sold and selling, general and administrative expenses include provisions of $29 and $5 million, respectively, for legacy environmental matters deemed probable and reasonably estimable in the second quarter of 2003 and net repositioning and other charges. Total net pretax charges were $34 million (after-tax $21 million, or $0.03 per share).

(B) Represents the pretax gain on the sale of our Engineering Plastics business including the tax benefits associated with prior capital losses (after-tax $9 million, or $0.01 per share).

(C) Includes a gain of $20 million (after-tax $15 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.

(D) Effective January 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS No.
     143). SFAS No. 143 requires recognition of the fair value of obligations associated with the retirement of tangible long-lived assets when there is a legal obligation to incur such costs. This adoption resulted in an after-tax cumulative effect adjustment of expense of $20 million, or $0.02 per share.

(E) Cost of goods sold and selling, general and administrative expenses include provisions of $173 and $4 million, respectively, for net repositioning and other charges. Equity in (income) loss of affiliated companies includes a charge of $13 million principally for severance actions by an investee. Including business impairment charges, total net pretax charges were $233 million (after-tax $162 million, or $0.20 per share).

(F) Represents the net pretax loss on the dispositions of our Bendix Commercial Vehicle Systems, Pharmaceutical Fine Chemicals and Automation and Control's Consumer Products businesses (after-tax gain $177 million, or $0.22 per share). The after-tax gain is due to the higher deductible tax basis than book basis in the shares sold.

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

7-results

                          Honeywell International Inc.
                            Segment Data (Unaudited)
                              (Dollars in millions)


                                                                       Periods Ended June 30,
                                                                     --------------------------
                                                           Three Months                   Six Months
Net Sales                                                  ------------                   ----------
---------                                                 2003        2002             2003           2002
                                                        --------    --------        ---------      ---------

Aerospace                                               $ 2,161     $ 2,204          $ 4,223        $ 4,293

Automation and Control Solutions                          1,837       1,758            3,554          3,367

Specialty Materials                                         823         870            1,600          1,628

Transportation Systems                                      925         805            1,765          1,531

Corporate                                                     3          14                6             31
                                                        --------    --------        ---------      ---------

     Total                                              $ 5,749     $ 5,651         $ 11,148       $ 10,850
                                                        ========    ========        =========      =========


                                                                       Periods Ended June 30,
                                                                       ---------------------
                                                           Three Months                   Six Months
Segment Profit                                             ------------                   ----------
--------------                                            2003        2002            2003            2002
                                                        --------    --------        ---------      ---------


Aerospace                                                 $ 224      $  364            $ 442          $ 671

Automation and Control Solutions                            177         220              362            427

Specialty Materials                                          28          34               38             42

Transportation Systems                                      112         104              187            177

Corporate                                                   (34)        (35)             (66)           (71)
                                                        --------    --------        ---------      ---------

     Total Segment Profit                                   507         687              963          1,246
Gain (loss) on sale of non-strategic businesses              31        (166)              31            (41)
Business impairment charges                                 -           -                -              (43)
Equity in income  of affiliated companies                     6           3                4             10
Other income                                                 24           6               27             22
Interest and other financial charges                        (87)        (88)            (171)          (175)
Repositioning and other charges included in cost
     of goods sold and selling, general and
     administrative expenses                                (34)       (127)             (34)          (177)
                                                        --------    --------        ---------      ---------

     Income before taxes and cumulative effect
         of accounting change                             $ 447       $  315           $ 820          $ 842
                                                        ========    ========        =========      =========

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

8-results

                       Honeywell International Inc.
                  Consolidated Balance Sheet (Unaudited)
                           (Dollars in millions)

                                                               June 30,      December 31,
                                                                 2003            2002
                                                               -------         -------
ASSETS
Current assets:
    Cash and cash equivalents                                  $ 2,626         $ 2,021
    Accounts, notes and other receivables                        3,353           3,264
    Inventories                                                  3,055           2,953
    Deferred income taxes                                        1,592           1,296
    Other current assets                                           490             661
                                                               -------         -------
             Total current assets                               11,116          10,195

Investments and long-term receivables                              649             624
Property, plant and equipment - net                              4,222           4,055
Goodwill                                                         5,717           5,698
Other intangible assets - net                                    1,087           1,074
Insurance recoveries for asbestos related liabilities            1,370           1,636
Deferred income taxes                                              303             533
Prepaid pension benefit cost                                     2,775           2,675
Other assets                                                     1,294           1,069
                                                               -------         -------
             Total assets                                      $28,533         $27,559
                                                               =======         =======

LIABILITIES & SHAREOWNERS' EQUITY
Current liabilities:
    Accounts payable                                           $ 2,093         $ 1,912
    Short-term borrowings                                          147              60
    Commercial paper                                               188             201
    Current maturities of long-term debt                            53             109
    Accrued liabilities                                          4,168           4,292
                                                               -------         -------
             Total current liabilities                           6,649           6,574

Long-term debt                                                   5,042           4,719
Deferred income taxes                                              512             419
Postretirement benefit obligations other than pensions           1,685           1,684
Asbestos related liabilities                                     2,394           2,700
Other liabilities                                                2,512           2,538
Shareowners' equity                                              9,739           8,925
                                                               -------         -------
             Total liabilities and shareowners' equity         $28,533         $27,559
                                                               =======         =======

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

9-results

                              Honeywell International Inc.
                    Consolidated Statement of Cash Flows (Unaudited)
                                 (Dollars in millions)



                                                                            Three Months Ended          Six Months Ended
                                                                                  June 30,                   June 30,
                                                                          ---------------------       ---------------------
                                                                            2003          2002          2003          2002
                                                                          -------       -------       -------       -------
Cash flows from operating activities:
    Net income                                                            $   319       $   459       $   573       $   835
    Adjustments to reconcile net income to net cash provided
    by operating activities:
        Cumulative effect of accounting change                                  -             -            31             -
        (Gain) loss on sale of non-strategic businesses                       (31)          166           (31)           41
        Repositioning and other charges                                        34           137            34           190
        Business impairment charges                                             -             -             -            43
        Insurance receipts for asbestos related liabilities                   475            35           477            55
        Asbestos related liability payments                                  (357)          (42)         (388)          (50)
        Depreciation                                                          148           164           290           340
        Undistributed earnings of equity affiliates                            (6)          (13)           (4)          (23)
        Deferred income taxes                                                  85           (86)          134            35
        Pension contributions - U.S. plans                                   (170)            -          (170)            -
        Other                                                                  90          (115)           65          (251)
        Changes in assets and liabilities, net of the effects of
        acquisitions and divestitures:
           Accounts, notes and other receivables                              (51)         (247)          (80)          (77)
           Inventories                                                         (5)           51           (95)           42
           Other current assets                                               (24)          (32)           18           (26)
           Accounts payable                                                    65            40           175            (8)
           Accrued liabilities                                                (19)          205            (3)          (19)
                                                                          -------       -------       -------       -------
Net cash provided by operating activities                                     553           722         1,026         1,127
                                                                          -------       -------       -------       -------

Cash flows from investing activities:
    Expenditures for property, plant and equipment                           (171)         (152)         (276)         (299)
    Proceeds from disposals of property, plant and equipment                    -            13             -            21
     Cash paid for acquisitions                                               (32)           (3)         (122)          (19)
     Proceeds from sales of businesses                                         90            90            90           186
     Decrease in short-term investments                                         -             -             -             7
                                                                          -------       -------       -------       -------
Net cash (used for) investing activities                                     (113)          (52)         (308)         (104)
                                                                          -------       -------       -------       -------

Cash flows from financing activities:
     Net increase (decrease) in commercial paper                             (190)            -           (13)          237
     Net increase (decrease) in short-term borrowings                          82           (11)           78           (62)
     Proceeds from issuance of common stock                                     7            12            31            34
     Payments of long-term debt                                                 -          (182)          (70)         (382)
     Cash dividends on common stock                                          (161)         (153)         (322)         (306)
                                                                          -------       -------       -------       -------
Net cash (used for) financing activities                                     (262)         (334)         (296)         (479)
                                                                          -------       -------       -------       -------

Effect of foreign exchange rate changes on cash and cash equivalents          158            48           183            39
                                                                          -------       -------       -------       -------

Net increase in cash and cash equivalents                                     336           384           605           583
Cash and cash equivalents at beginning of period                            2,290         1,592         2,021         1,393
                                                                          -------       -------       -------       -------
Cash and cash equivalents at end of period                                $ 2,626       $ 1,976       $ 2,626       $ 1,976
                                                                          =======       =======       =======       =======

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

10-results

                          Honeywell International Inc.
                              (Dollars in Millions)
             Reconciliation of Cash Provided by Operating Activities
                         to Free Cash Flow (Unaudited)

                                                       Three Months Ended          Six Months Ended
                                                            June 30,                   June 30,
                                                      -------------------        --------------------
                                                       2003          2002         2003          2002
                                                      -----         -----        ------        ------
Cash provided by operating activities                 $ 553         $ 722        $1,026        $1,127
Expenditures for property, plant and equipment         (171)         (152)         (276)         (299)
                                                      -----         -----        ------        ------
Free cash flow                                        $ 382         $ 570        $  750        $  828
                                                      =====         =====        ======        ======


We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.


         Reconciliation of Operating Income to Segment Profit (Unaudited)

                                                 Three Months Ended           Six Months Ended
                                                       June 30,                     June 30,
                                                ---------------------       --------------------
                                                 2003            2002         2003         2002
                                                ------         ------       -------      -------
Net sales                                       $ 5,749        $ 5,651      $11,148      $10,850

Cost of goods sold                               (4,514)        (4,431)      (8,754)      (8,504)
Selling, general and administrative expenses       (762)          (660)      (1,465)      (1,277)
                                                -------        -------      -------       ------

     Operating income                               473            560          929        1,069

Add: Repositioning and other charges included
  in cost of goods sold and selling, general
  and administrative expenses                        34            127           34          177
                                                -------        -------      -------       ------
     Segment profit                             $   507        $   687      $   963       $ 1,246
                                                =======        =======      =======       =======


We evaluate segment and company performance based on segment profit, which excludes (gains) losses on sales of non-strategic businesses, equity (income) loss, other (income) expense, interest and other financial charges and repositioning, litigation, business impairment and other charges.